As filed with the Securities and Exchange Commission on February 26, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAZOR ROBOTICS LTD.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

PO Box 3104, 5 Shacham St.
Caesarea North Industrial Park 3088900, Israel
(Address of Principal Executive Offices) (Zip Code)

Mazor Robotics Ltd. 2011 Share Option and Equity Incentive Plan
(Full title of the plan)

Mazor Robotics Inc.
2711 Centerville Rd., Suite 400,
Wilmington, New Castle, DE 19808
(Name and address of agent for service)

(866) 403-5272
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

COPIES TO:

Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000	Barak Luchtenstein, Adv. Yuval Beer, Adv. Luchtenstein Levy Wiseman & Co., Law-Offices 5 Azrieli Center, Square Tower, 35th Floor Tel Aviv 6702501, Israel Tel: +972-3-7188700 Fax: +972-3-7188701

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (3)
Ordinary Shares (1)	2,500,000	$30.76	$76,900,000	$9,574.05
Total	2,500,000	N\a	$76,900.000	$9,574.05

(1)
American Depository Shares (“ADSs”), evidenced by American Depository Receipts, issuable upon deposit of Ordinary Shares, par value NIS 0.01 per share (“Ordinary Shares”), of Mazor Robotics Ltd. (the “Company”), are registered on a separate registration statement on Form F-6 (File No. 333-188511). Each ADS represents two (2) Ordinary Shares.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)
The fee is based on the number of Ordinary Shares which may be issued under the plan this registration statement relates to and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an ADS as reported on the Nasdaq Global Market on February 20, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to 2,500,000 Ordinary Shares to be issued in the future pursuant to the Company’s 2011 Share Option and Equity Incentive Plan, as amended (the “Plan”), which are in addition to the 9,262,529 Ordinary Shares under the Plan registered on the Company’s Form S-8 filed on August 5, 2013, on August 18, 2014, on June 17, 2015 and on May 9, 2016 (File Nos. 333-190372, 333-198213, 333-205009 and 333-211237, respectively) (together, the “Prior Registration Statement”).

        This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s annual report on Form 20-F filed with the Commission on May 1, 2017;

(b)	The financial results (other than non-GAAP financial results) in the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on May 10, 2017;

(c)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on June 7, 2017;

(d)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on June 8, 2017;

(e)	The financial results (other than non-GAAP financial results) in the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on August 1, 2017;

(f)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on August 30, 2017;

(g)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on October 13, 2017;

(h)	The financial results (other than non-GAAP financial results) in the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on November 7, 2017;

(i)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on December 5, 2017;

(j)	The Company’s report of foreign private issuer on Form 6-K furnished to the Commission on December 28, 2017;

(k)	The financial results (other than non-GAAP financial results) in the Company’s report of foreign private issuer on Form 6-K furnished to the Commission on February 14, 2018; and

(l)
The description of the Company’s Ordinary Shares, par value NIS 0.01 per share and the American Depository Shares representing the Ordinary Shares, contained in the Registration Statement on Form 20-F, filed on May 10, 2013, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Company which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

4.1(1)	Articles of Association of the Company

5.1	Opinion of Luchtenstein Levy Wiseman & Co., Law Offices

23.1	Consent of Somekh Chaikin, a member firm of KPMG International – Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(2)	Mazor Robotics Ltd. 2011 Share Option and Equity Incentive Plan

99.2	Amendment No. 1 to Mazor Robotics Ltd. 2011 Share Option and Equity Incentive Plan

99.3	Amendment to Mazor Robotics Ltd. 2011 Share Option and Equity Incentive Plan

________________

(1)	Previously filed as Exhibit 1.1 to the Company’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

(2)	Previously filed as Exhibit 4.2 to the Company’s registration statement on Form 20-F filed on May 10, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, State of Israel, on the 26th day of February, 2018.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mazor Robotics Ltd., hereby severally constitute and appoint Ori Hadomi and Sharon Levita, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ori Hadomi Ori Hadomi	Chief Executive Officer and Director (principal executive officer)	February 26, 2018
/s/ Sharon Levita Sharon Levita	Chief Financial Officer and Vice President Business Operations and Company's Secretary (principal financial officer and principal accounting officer)	February 26, 2018
/s/ Jonathan Adereth Jonathan Adereth	Chairman of the Board	February 26, 2018
/s/ Michael Berman Michael Berman	Director	February 26, 2018
/s/ Gil Bianco Gil Bianco	Director	February 26, 2018
/s/ Yuval Yanai Yuval Yanai	Director	February 26, 2018
/s/ Sarit Soccary Ben-Yochanan Sarit Soccary Ben-Yochanan	Director	February 26, 2018

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mazor Robotics Inc., the duly authorized representative in the United States of Mazor Robotics Ltd., has signed this registration statement on February 26, 2018.

MAZOR ROBOTICS INC.

By:	/s/ Christopher Prentice
Name:	Christopher Prentice
Title:	Chief Executive Officer